October 29, 2015 Meeting

A special meeting of the shareholders of the Funds was held on October 29, 2015.  The matters voted on by the shareholders of the Funds and the results of the votes at the shareholders meeting were as follows:

Proposal 1:

To elect eight (8) Directors to the Board of Directors of the Corporation.

     Fund  Shares
Voted percent of
Shares
Voted percent of
Outstanding
Shares
Voted
Laura D. Alter - For   KSCVF   32,189,079   94.9%  63.7%
Laura D. Alter - Abstain  KSCVF   1,714,433   5.1%  3.4%
Walter D. Fitzgerald - For  KSCVF   32,166,327   94.9%  63.7%
Wlater D. Fitzgerald - Abstain  KSCVF   1,737,185   5.1%  3.4%
Jerome J. Klingenberger - For  KSCVF   32,187,487   94.9%  63.7%
Jerome J. Klingenberger - Abstain KSCVF   1,716,024   5.1%  3.4%
John G. Kyle - For   KSCVF   32,168,229   94.9%  63.7%
John G. Kyle - Abstain   KSCVF   1,735,283   5.1%  3.4%
John F. Lesch - For   KSCVF   32,168,574   94.9%  63.7%
John F. Lesch - Abstain   KSCVF   1,734,938   5.1%  3.4%
Sean Lowry - For   KSCVF   32,188,488   94.9%  63.7%
Sean Lowry - Abstain   KSCVF   1,715,024   5.1%  3.4%
Brien M. O'Brien - For   KSCVF   32,182,610   94.9%  63.7%
Brien M. O'Brien - Abstain  KSCVF   1,720,902   5.1%  3.4%
Elwood P. Walmsley - For  KSCVF   32,168,132   94.9%  63.7%
Elwood P. Walmsley - Abstain  KSCVF   1,735,380   5.1%  3.4%

Laura D. Alter - For   KSDVF   5,666,827   98.9%  66.2%
Laura D. Alter - Abstain  KSDVF   64,050   1.1%  0.7%
Walter D. Fitzgerald - For  KSDVF   5,665,593   98.9%  66.2%
Wlater D. Fitzgerald - Abstain  KSDVF   65,284   1.1%  0.8%
Jerome J. Klingenberger - For  KSDVF   5,668,434   98.9%  66.3%
Jerome J. Klingenberger - Abstain KSDVF   62,443   1.1%  0.7%
John G. Kyle - For   KSDVF   5,664,652   98.8%  66.2%
John G. Kyle - Abstain   KSDVF   66,225   1.2%  0.8%
John F. Lesch - For   KSDVF   5,662,131   98.8%  66.2%
John F. Lesch - Abstain   KSDVF   68,746   1.2%  0.8%
Sean Lowry - For   KSDVF   5,664,252   98.8%  66.2%
Sean Lowry - Abstain   KSDVF   66,625   1.2%  0.8%
Brien M. O'Brien - For   KSDVF   5,661,038   98.8%  66.2%
Brien M. O'Brien - Abstain  KSDVF   69,839   1.2%  0.8%
Elwood P. Walmsley - For  KSDVF   5,669,273   98.9%  66.3%
Elwood P. Walmsley - Abstain  KSDVF   61,604   1.1%  0.7%

Laura D. Alter - For   KSMVF   12,402,650   98.3%  65.2%
Laura D. Alter - Abstain  KSMVF   211,432   1.7%  1.1%
Walter D. Fitzgerald - For  KSMVF   12,392,267   98.2%  65.2%
Wlater D. Fitzgerald - Abstain  KSMVF   221,815   1.8%  1.2%
Jerome J. Klingenberger - For  KSMVF   12,393,091   98.2%  65.2%
Jerome J. Klingenberger - Abstain KSMVF   220,991   1.8%  1.2%
John G. Kyle - For   KSMVF   12,396,681   98.3%  65.2%
John G. Kyle - Abstain   KSMVF   217,401   1.7%  1.1%
John F. Lesch - For   KSMVF   12,391,982   98.2%  65.2%
John F. Lesch - Abstain   KSMVF   222,100   1.8%  1.2%
Sean Lowry - For   KSMVF   12,392,440   98.2%  65.2%
Sean Lowry - Abstain   KSMVF   221,642   1.8%  1.2%
Brien M. O'Brien - For   KSMVF   12,394,637   98.3%  65.2%
Brien M. O'Brien - Abstain  KSMVF   219,445   1.7%  1.2%
Elwood P. Walmsley - For  KSMVF   12,393,203   98.2%  65.2%
Elwood P. Walmsley - Abstain  KSMVF   220,879   1.8%  1.2%

Laura D. Alter - For   KMDVF   1,447,627   99.7%  70.8%
Laura D. Alter - Abstain  KMDVF   3,824    0.3%  0.2%
Walter D. Fitzgerald - For  KMDVF   1,447,627   99.7%  70.8%
Wlater D. Fitzgerald - Abstain  KMDVF   3,824    0.3%  0.2%
Jerome J. Klingenberger - For  KMDVF   1,447,627   99.7%  70.8%
Jerome J. Klingenberger - Abstain KMDVF   3,824    0.3%  0.2%
John G. Kyle - For   KMDVF   1,447,627   99.7%  70.8%
John G. Kyle - Abstain   KMDVF   3,824    0.3%  0.2%
John F. Lesch - For   KMDVF   1,447,627   99.7%  70.8%
John F. Lesch - Abstain   KMDVF   3,824    0.3%  0.2%
Sean Lowry - For   KMDVF   1,447,627   99.7%  70.8%
Sean Lowry - Abstain   KMDVF   3,824    0.3%  0.2%
Brien M. O'Brien - For   KMDVF   1,447,627   99.7%  70.8%
Brien M. O'Brien - Abstain  KMDVF   3,824    0.3%  0.2%
Elwood P. Walmsley - For  KMDVF   1,447,627   99.7%  70.8%
Elwood P. Walmsley - Abstain  KMDVF   3,824    0.3%  0.2%

Laura D. Alter - For   KACVF   5,746,390   99.0%  94.6%
Laura D. Alter - Abstain  KACVF   58,806   1.0%  1.0%
Walter D. Fitzgerald - For  KACVF   5,746,898   99.0%  94.7%
Wlater D. Fitzgerald - Abstain  KACVF   58,298   1.0%  1.0%
Jerome J. Klingenberger - For  KACVF   5,746,996   99.0%  94.7%
Jerome J. Klingenberger - Abstain KACVF   58,200   1.0%  1.0%
John G. Kyle - For   KACVF   5,746,996   99.0%  94.7%
John G. Kyle - Abstain   KACVF   58,200   1.0%  1.0%
John F. Lesch - For   KACVF   5,746,996   99.0%  94.7%
John F. Lesch - Abstain   KACVF   58,200   1.0%  1.0%
Sean Lowry - For   KACVF   5,746,996   99.0%  94.7%
Sean Lowry - Abstain   KACVF   58,200   1.0%  1.0%
Brien M. O'Brien - For   KACVF   5,746,996   99.0%  94.7%
Brien M. O'Brien - Abstain  KACVF   58,200   1.0%  1.0%
Elwood P. Walmsley - For  KACVF   5,746,898   99.0%  94.7%
Elwood P. Walmsley - Abstain  KACVF   58,298   1.0%  1.0%

Proposal Passed

Proposal 2:

To approve a new investment advisory agreement between the Corporation, on behalf of each Fund, and KAMCO.

  Fund  Shares
Voted percent of
Shares
Voted percent of
Outstanding
Shares
Voted
For  KSCVF   24,080,967   71.0%  47.7%
Against  KSCVF   322,560   1.0%  0.6%
Abstain  KSCVF   9,499,985   28.0%  18.8%

For  KSDVF   4,528,746   79.0%  52.9%
Against  KSDVF   47,466   0.8%  0.6%
Abstain  KSDVF   1,154,665   20.1%  13.5%

For  KSMVF   9,134,789   72.4%  48.0%
Against  KSMVF   539,711   4.3%  2.8%
Abstain  KSMVF   2,939,582   23.3%  15.5%

For  KMDVF   1,255,737   86.5%  61.4%
Against  KMDVF   6,303    0.4%  0.3%
Abstain  KMDVF   189,411   13.0%  9.3%

For  KACVF   3,954,928   68.1%  65.1%
Against  KACVF   36,143   0.6%  0.6%
Abstain  KACVF   1,814,126   31.3%  29.9%

Proposal Passed

January 27, 2016 Meeting

A special meeting of the Keeley Mid Cap Value Fund’s shareholders was held on January 27, 2016. The matter voted on by the shareholders and the results of the vote at the shareholders meeting were as follows:

Proposal 1:

To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Keeley Mid Cap Value Fund to, and the assumption of all of the liabilities of the Keeley Mid Cap Value Fund by, the
Keeley Mid Cap Dividend Value Fund in exchange for shares of the Keeley Mid
Cap Dividend Value Fund and the distribution of such shares of the Keeley Mid
Cap Dividend Value Fund to the shareholders of the Keeley Mid Cap Value
Fund in complete liquidation of the Keeley Mid Cap Value Fund.

  Shares
Voted percent of
Shares
Voted percent of
Outstanding
Shares
Voted
For  2,825,535 100.0%   61.4%
Against        186  0.0%   0.0%
Abstain          -  0.0%   0.0%

Proposal Passed